UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2018
DELEK LOGISTICS PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35721	45-5379027
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7102 Commerce Way Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 771-6701

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 28, 2018, Delek Logistics Partners, LP and all of its subsidiaries (collectively, the “Partnership” and occasionally referred to herein as “we,” “us” and “our”) entered into a third amended and restated senior secured revolving credit agreement (the “DKL Credit Facility”) with Fifth Third Bank (“Fifth Third”), as administrative agent; a syndicate of lenders; Bank of America, N.A., BBVA Compass, MUFG Bank, Ltd. and Royal Bank of Canada as co-syndication agents; and Barclays Bank PLC, Citizens Bank, N.A., PNC Bank, National Association, U.S. Bank National Association, Bank Hapoalim B.M., Regions Bank and SunTrust Bank as co-documentation agents. The DKL Credit Facility became effective on September 28, 2018 and amends and restates the senior secured credit facility that the Partnership entered into with Fifth Third, as administrative agent, and a subset of the current syndicate of lenders, on December 30, 2014 (the “2014 Facility”).

Under the terms of the DKL Credit Facility, among other things, (i) the lender commitments were increased from $700.0 million to $850.0 million, which is divided into two tranches: (x) a U.S. dollar-only borrowing tranche in the amount of $750.0 million, which increased from $620.0 million under the 2014 Facility, and (y) a U.S. dollar or Canadian dollar borrowing tranche in the amount of $100.0 million, which increased from $80.0 million under the 2014 Facility, and under which the currency of the loans is at the option of borrower, (ii) the swing line loan sub-limit was increased from $18.0 million to $25.0 million total, allocated between (x) a U.S. dollar-only swing line sub-limit of $15.0 million, which increased from $12.0 million under the 2014 Facility, and (y) a U.S. dollar or Canadian dollar swing line sub-limit of $10.0 million, which increased from $6.0 million under the 2014 Facility, and under which the currency of the swing line borrowings is at the option of the borrower; and (iii) the letter of credit sub-limit was increased from $100.0 million to $115.0 million total, allocated between (x) a U.S. dollar-only letter of credit sub-limit of $75.0 million, which increased from $65.0 million under the 2014 Facility, and (y) a U.S. dollar or Canadian dollar letter of credit sub-limit of $40.0 million, which increased from $35.0 million under the 2014 Facility, and under which the denomination of any letters of credit is at the option of the borrower. The DKL Credit Facility also contains an accordion feature whereby the Partnership can increase the size of the credit facility to an aggregate of $1.0 billion, subject to receiving increased or new commitments from lenders and the satisfaction of certain other conditions precedent.

Under the DKL Credit Facility, the maturity date has been extended to September 28, 2023 (previously December 30, 2019). Borrowings denominated in U.S. dollars under the DKL Credit Facility bear interest at either a U.S. dollar prime rate, plus an applicable margin, or a LIBOR rate, plus an applicable margin, at the election of the borrowers. Borrowings denominated in Canadian dollars under the DKL Credit Facility bear interest at either a Canadian dollar prime rate, plus an applicable margin, or a CDOR (Canadian Dealer Offered Rate) rate, plus an applicable margin, at the election of the borrowers. The applicable margin in each case and the fee payable for the unused revolving commitments vary based upon the Partnership’s most recently available Total Leverage Ratio (as defined in the DKL Credit Facility).

The DKL Credit Facility contains customary affirmative and negative covenants and events of default similar to those in our 2014 Facility. The DKL Credit Facility also amends two of the financial covenants contained in the 2014 Facility. Under these newly amended covenants, the Partnership cannot:

•
permit, as of the last day of each fiscal quarter, the Total Leverage Ratio (as defined in the DKL Credit Facility) to be greater than 5.25 to 1.0 (the previous ratio was 5.00, and the prior covenant contained additional restrictions); provided, that during any Temporary Increase Period (as defined in the DKL Credit Facility), the Partnership cannot permit the foregoing ratio to be greater than 5.50 to 1.0;

•
permit, as of the last day of each fiscal quarter, the Senior Leverage Ratio (as defined in the DKL Credit Facility) to be greater than 3.75 to 1.00 (the previous ratio was 3.50 to 1.00); provided, that during any Temporary Increase Period, the Partnership cannot permit the Senior Leverage Ratio to be greater than 4.00 to 1.00 on the last day of each such fiscal quarter.

The obligations under the DKL Credit Facility remain secured by a first priority lien on substantially all of the Partnership’s and its subsidiaries’ tangible and intangible assets. Additionally, Delek Marketing & Supply, LLC (“Subsidiary Guarantor”), a subsidiary of Delek US Holdings, Inc. (“Delek US”), continues to provide a limited guaranty of the Partnership’s obligations under the DKL Credit Facility. The Subsidiary Guarantor’s guaranty is (i) limited to an amount equal to the principal amount, plus unpaid and accrued interest, of a promissory note made by Delek US in favor of the Subsidiary Guarantor (the “Holdings Note”) and (ii) secured by the

Subsidiary Guarantor’s pledge of the Holdings Note to the lenders under the DKL Credit Facility. As of September 28, 2018, the principal amount of the Holdings Note was $102.0 million, plus interest having accrued since issuance date but remaining unpaid. The Partnership is a subsidiary of Delek US.

The foregoing description is not complete and is qualified in its entirety by reference to the full DKL Credit Facility, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The representations and warranties of the borrowers in the DKL Credit Facility were made only for purposes of that agreement and as of specific dates and were solely for the benefit of the lenders party thereto. The DKL Credit Facility is a contractual document that establishes and governs the legal relations among the parties thereto and is not intended to be a source of factual, business, or operational information about the Partnership and its subsidiaries. The representations and warranties made by the borrowers in the DKL Credit Facility may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the DKL Credit Facility provided above under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(a)     Financial statements of businesses acquired.

Not applicable.

(b)     Pro forma financial information.

Not applicable.

(c)     Shell company transactions.

Not applicable.

(d)    Exhibits.

10.1
Third Amended and Restated Credit Agreement, dated as of September 28, 2018, among Delek Logistics Partners, LP and each other borrower referenced therein, as borrowers; Fifth Third Bank, as administrative agent; a syndicate of lenders; Bank of America, N.A., BBVA Compass, MUFG Bank, Ltd. and Royal Bank of Canada as co-syndication agents; and Barclays Bank PLC, Citizens Bank, N.A., PNC Bank, National Association, U.S. Bank National Association, Bank Hapoalim B.M., Regions Bank and SunTrust Bank as co-documentation agents..

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 4, 2018
DELEK LOGISTICS PARTNERS, LP By: Delek Logistics GP, LLC, its general partner

/s/ Kevin L. Kremke
Name: Kevin L. Kremke
Title: Executive Vice President / Chief Financial Officer